Exhibit 16.

Richard A. Eisner & Company, LLP

July 27, 1999


Securities and Exchange Commission
Washington, D.C. 20549

Re:                      National Home Health Care Corp.
                         SEC File No. 000-12927

Ladies and Gentlemen:

We have read Item 4 of the Form 8-K/A of National Home Health Care Corp. dated July 7, 1999. We agree with the statements made in Item 4 relative to our firm.

Very truly yours,

/s/ Richard A. Eisner & Company, LLP

Richard A. Eisner & Company, LLP





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